SMALL COMPANY PORTFOLIO
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.


Trade
Date     	Issue
02/12/02	Gamestop, Corp.

Shares            Price         Amount
8,125	 	  $18.00	$146,250

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of Issue      JPMorgan Funds
N/A         N/A		0.05%	           0.68%

Broker
Salomon Smith Barney, Inc. SBC Warburg, Inc. NY, Robinson-Humphrey, Inc.

Underwriters of Gamestop, Corp.

Underwriters     	                Shares
Salomon Smith Barney Inc.	      8,950,555
UBS Warburg LLC.		      4,800,000
J.P. Morgan Securities Inc.	      1,230,000
SunTrust Capital Markets, Inc.	      1,050,000
William Blair & Company, L.L.C.		850,000
First Union Securities, Inc.		231,250
FleetBoston Robertson Stephens, Inc.    231,250
Mizuho International plc		231,250
Scotia Capital (USA) Inc.               231,250
Chatsworth Securities LLC.              125,000
C.L. King & Associates, Inc.            125,000

Total                                  18,055,555





Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.


Trade
Date     	Issue
04/10/02	Yankee Candle Co.

Shares            Price         Amount
7,300	 	  $21.25	$155,125

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of Issue      JPMorgan Funds
1.00        N/A		0.06%	           0.78%

Broker
First Boston Brokerage Co.

Underwriters of Yankee Candle Co.

Underwriters     	                Shares
Credit Suisse First Boston Corp.        4,156,250
Morgan Stanley & Co. Inc.	        4,156,250
Goldman, Sachs & Co.                    1,781,250
J.P. Morgan Securities Inc.             1,781,250
A.G. Edwards & Sons, Inc.                  95,000
Invemed Associates LLC.                    95,000
Prudential Securities Inc.                 95,000
Scotia Capital (USA) Inc.                  95,000
Thomas Weisel Partners LLC.                95,000
Doft & Co., Inc.                           50,000
Stephens Inc.				   50,000
SunTrust Capital Markets, Inc.             50,000

Total                                  12,500,000


Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
05/03/02  	Lin TV Corp.

Shares            Price         Amount
420  	 	  $22.00        $9,240
                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$1.38       N/A  	 0.00%	            0.07%

Broker
Deutsche Morgan Grenfell

Underwriters of Lin TV Corp.

Underwriters          	                     Shares
Deutsche Bank Securities, Inc.              5,422,500
Bear, Stearns & Co., Inc.                   3,120,000
J.P. Morgan Securities, Inc.                3,120,000
Credit Suisse First Boston Corp.            1,918,750
Morgan Stanley & Co., Inc.                  1,918,750
A.G. Edwards & Sons, Inc.                     180,000
Allen & Company, Inc.                         180,000
Goldman, Sachs & Co.                          180,000
Merrill Lynch, Pierce, Fenner & Smith, Inc.   180,000
Robertson Stephens, Inc.                      180,000
E*Trade Securities, Inc.                      150,000
First Southwest Co.                           150,000
Gabelli & Co., Inc.                           150,000
Sanders Morris Harris, Inc.                   150,000

Total                                      17,000,000


Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
5/15/02  	Aeropostale

Shares            Price         Amount
1,094          	  $18.00        $19,692
                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$1.26       N/A  	 0.01%	            0.34%

Broker
Bear, Stearns & Co., Inc.

Underwriters of Aeropostale

Underwriters          	                             Shares
Bear, Stearns & Co., Inc.                           3,591,250
Merrill Lynch, Pierce, Fenner & Smith Incorporated  3,591,250
Banc of America Securities LLC                      2,210,000
U.S. Bancorp Piper Jaffray, Inc.                    1,105,000
First Union Securities, Inc.                          552,500
CIBC World Markets Corp.                              100,000
Credit Suisse First Boston Corp.                      100,000
Jefferies & Co.                                       100,000
Lazard Freres & Co., LLC                              100,000
J.P. Morgan Securities, Inc.                          100,000
Prudential Securities, Inc.                           100,000
RBC Dain Rauscher, Inc.                               100,000
UBS Warburg LLC                                       100,000
Thomas Weisel Partners LLC                            100,000
INVESTEC PMG Capital Corp.                             50,000
The Buckingham Research Group, Inc.                    50,000
C.E. Unterberg, Towbin                                 50,000
Chatsworth Securities LLC                              50,000
Friedman, Billings, Ramsey & Co., Inc.                 50,000
Gerard Klauer Mattison & Co., LLC                      50,000
Ladenburg Thalmann & Co., Inc.                         50,000
Neuberger & Berman                                     50,000
SunTrust Capital Markets, Inc.                         50,000
Wedbush Morgan Securities, Inc.                        50,000
William Blair & Co., LLC                               50,000

Total                                              12,500,000


Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
5/17/02  	AMN Healthcare Services, Inc.

Shares            Price         Amount
1,500	    	  $31.00        $46,500
                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$1.52       N/A  	 0.02%	            0.23%

Broker
MAM Securities LLC

Underwriters of AMN Healthcare Services, Inc.

Underwriters          	                             Shares
Banc of America Securities LLC                     4,324,500
J.P. Morgan Securities, Inc.                       2,139,000
UBS Warburg LLC                                    2,139,000
SunTrust Capital Markets, Inc.                       348,750
Wells Fargo Securities LLC                           348,750
CIBC World Markets Corp.                             100,000
Credit Suisse First Boston Corp.                     100,000
Deutsche Bank Securities, Inc.                       100,000
First Southwest Co.                                  100,000
Lehman Brothers, Inc.                                100,000
Merrill Lynch, Pierce, Fenner & Smith, Inc.          100,000
Salomon Smith Barney, Inc.                           100,000

Total                                             10,000,000


Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
5/20/02  	Too, Inc.

Shares            Price         Amount
1,400	   	  $32.50        $45,500
                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$1.71       N/A  	 0.06%	            0.73%

Broker
Bear, Stearns & Co., Inc.

Underwriters of Too, Inc.

Underwriters          	                             Shares
Bear Stearns & Co., Inc.                            1,200,000
J.P. Morgan Securities, Inc.                        1,200,000

Total                                               2,400,000



Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
6/3/02  	Plumtree Software, Inc.

Shares            Price         Amount
2,400	  	  $8.50         $20,400
                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$.595       N/A  	 0.05%	            1.41%

Brokers
Dain Rauscher, Inc. and Goldman, Sachs & Co.

Underwriters of Plumtree Software, Inc.

Underwriters                                       Shares
Goldman, Sachs & Co.                              2,200,000
J.P. Morgan Securities, Inc.                      1,210,000
RBC Dain Rauscher, Inc.                             990,000
Robert W. Baird & Co., Inc.                          75,000
CIBC World Markets Corp.                             75,000
First Albany Corp.                                   75,000
Gerard Klauer Mattison & Co., Inc.                   75,000
McDonald Investments Inc.,                           75,000
Needham & Co., Inc.                                  75,000
U.S. Bancorp Piper Jaffray Inc.                      75,000
W.R. Hambrecht & Co., LLC                            75,000

Total                                             5,000,000